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                                                                   EXHIBIT 23(E)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of The Actava Group Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 12, 1995, relating to the consolidated financial statements of International Telcell, Inc. and International Telcell Group Limited Partnership (predecessor entities to Metromedia International Telecommunications, Inc.) incorporated by reference in this registration statement on Form S-3 and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP
                                          --------------------------------------
                                                   ARTHUR ANDERSEN LLP

Stamford, Connecticut
October 25, 1995